Metris Receivables, Inc.                                 Metris Master Trust                      Monthly Report
Securityholders' Statement                               Series 1998-2                                   Dec-1998
Section 5.2                                                        Class A          Class B           Total
(i)   Security Amount                                            500,000,000.00    49,450,550.00   549,450,550.00
(ii)  Security Principal Distributed                                       0.00                              0.00
(iii) Security Interest Distributed                                3,866,076.39                      3,866,076.39
(iv) Principal Collections                                        21,414,696.57     2,117,937.05    23,532,633.62
(v)  Finance Charge Collections                                    9,181,604.57       908,070.78    10,089,675.35
       Recoveries                                                    163,527.01        16,173.00       179,700.01
       Initial Interest Funding Account Deposit                    3,866,076.39             0.00     3,866,076.39
       Interest Earned on Accounts                                         0.00             0.00             0.00
         Total Finance Charge Collections                         13,211,207.97       924,243.78    14,135,451.75
                    Total Collections                             34,625,904.54     3,042,180.83    37,668,085.37
(vi) Aggregate Amount of Principal Receivables                                                   3,945,002,736.77
       Invested Amount (End of Month)                            500,000,000.00    49,450,550.00   549,450,550.00
       Floating Allocation Percentage                               12.6742624%       1.2534985%      13.9277609%
       Fixed/Floating Allocation Percentage                         12.6742624%       1.2534985%      13.9277609%
       Invested Amount (Beginning of Month)                                0.00             0.00             0.00
       Average Daily Invested Amount                                                               549,450,550.00
(vii)  Receivable Delinquencies (As a % of Total Receivables)
       Current                                                                            85.18% 3,514,458,422.82
       30 Days to 59 Days (1 to 29 Days Contractually Delinquent)                          7.13%   294,361,012.24
       60 Days to 89 Days (30 to 59 Days Contractually Delinquent)                         2.42%    99,840,093.60
       90 Days and Over (60+ Days Contractually Delinquent)                                5.27%   217,319,707.94
                    Total Receivables                                                    100.00% 4,125,979,236.60
(viii) Aggregate Investor Default Amount                                                             4,817,078.02
         As a % of Average Daily Invested Amount  (Annualized based on 365 days/year)                      11.43%
(ix)   Charge-Offs                                                         0.00             0.00             0.00
(x)    Servicing Fee                                                                                   842,992.62
(xi)   Unreimbursed Redirected Principal Collections                                                         0.00
(xii)  Excess Funding Account Balance                                                                        0.00
(xiii) New Accounts Added                                                                                 361,064
(xiv) Average Gross Portfolio Yield (28 days, Dec 4 - 31, 1998)                                            33.54%
         Average Net Portfolio Yield                                                                       22.11%
(xv)  Minimum Base Rate                                                                                     7.92%
        Excess Spread                                                                                      14.19%
(xvi) Principal Funding Account Balance                                                                      0.00
(xvii) Accumulation Shortfall                                                                                0.00
(xviii) Scheduled date for the commencement of the Accumulation Period                             April 2000
        Accumulation Period Length                                                                     N/A
(xix) Principal Funding Account Investment Proceeds Deposit                                                  0.00
        Required Reserve Account Amount                                                                      0.00
        Available Reserve Account Amount                                                                     0.00
        Covered Amount                                                                                       0.00
(xx) Aggregrate Interest Rate Caps Notional Amount                                                 500,000,000.00
        Deposit to the Caps Proceeds Account                                                                 0.00
(xxi) Policy Claim Amount                                                                                    0.00